POWER OF ATTORNEY


The undersigned,
being a person required
to file a statement
under Section 16(a) of
the Securities Exchange
Act of 1934, as amended
(the '1934 Act'), with
respect to Fiduciary/
Claymore MLP Opportunity
Fund ("FMO"), Guggenheim
Build America Bonds
Managed Duration Trust
("GBAB"), Guggenheim
Strategic Opportunities
Fund ("GOF"), Guggenheim
Equal Weight Enhanced
Equity Income Fund
("GEQ"), Guggenheim
Enhanced Equity Strategy
Fund ("GGE"), and
Guggenheim Credit
Allocation Fund ("GGM"),
each a Delaware statutory
trust, and Guggenheim
Enhanced Equity Income
Fund ("GPM"), a
Massachusetts business
trust, hereby
authorizes, designates
and appoints Amy J. Lee or
Mark E. Mathiasen to act
as attorney-in-fact to
execute and file
statements on Form 3,
Form 4 and Form 5 and
any successor forms
adopted by the
Securities Exchange
Commission, as required
by the 1934 Act and the
Investment Company Act
of 1940 and the rules
thereunder, and
to take such other actions
as such attorney-in-fact
may deem necessary or
appropriate in
connection with such
statements, hereby
confirming and ratifying
all actions that such
attorney-in-fact has
taken or may take in
reliance hereon.  This
power of attorney shall
continue in effect until
the undersigned no
longer has an obligation
to file statements under
the section cited above,
or until specifically
terminated in writing by
the undersigned.

IN WITNESS WHEREOF,
the undersigned has duly
executed this power of
attorney on the 30th day
of October, 2014.


Signature

/s/ Nikolaos Bonos